Exhibit 99.2

INDEX TO FINANCIAL STATEMENTS

Page
WildHorse Resource Development Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
Introduction	F-2
Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2017	F-4
Notes to Unaudited Pro Forma Condensed Combined Statement of Operations	F-5

WILDHORSE RESOURCE DEVELOPMENT CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Introduction

WildHorse Resource Development Corporation is a publicly traded Delaware corporation, the common shares of which are listed on the New York Stock Exchange (“NYSE”) under the symbol “WRD.”  Unless the context requires otherwise, references to “we,” “us,” “our,” “WRD,” or “the Company” are intended to mean the business and operations of WildHorse Resource Development Corporation and its consolidated subsidiaries. We are an independent oil and natural gas company focused on the acquisition, exploitation, development and production of oil, natural gas and NGL resources.

Significant Consummated Eagle Ford Acquisition

On May 10, 2017, we, through our wholly owned subsidiary, WHR Eagle Ford LLC (“WHR EF”), entered into a Purchase and Sale Agreement (the “First Acquisition Agreement”) by and among WHR EF, as purchaser, and Anadarko E&P Onshore LLC (“APC”), Admiral A Holding L.P., TE Admiral A Holding L.P. and Aurora C-I Holding L.P. (collectively, “KKR” and, together with APC, the “First Sellers”), as sellers, to acquire certain acreage and associated production in Burleson, Brazos, Lee, Milam, Robertson, and Washington Counties, Texas (the “Purchase”). Also on May 10, 2017, WHR EF entered into a Purchase and Sale Agreement (together, with the First Acquisition Agreement, the “Acquisition Agreements”), by and among WHR EF, as purchaser, and APC and Anadarko Energy Services Company (together, with APC, the “APC Subs” and together, with the First Sellers, the “Sellers”), as sellers, to acquire certain acreage and associated production in Burleson, Brazos, Lee, Milam, Robertson, and Washington Counties, Texas (together, with the Purchase, the “Acquisition”).

Pursuant to the Acquisition Agreements, on June 30, 2017, we acquired oil and gas working interests covering approximately 111,000 aggregate net acres and the associated production therefrom. The aggregate purchase price for the assets, as described in the Acquisition Agreements, subject to customary adjustments as provided in the Acquisition Agreements, consisted of an aggregate of approximately $533.6 million of cash to the APC Subs and approximately 5.5 million shares of our common stock valued at approximately $60.8 million to KKR (in the aggregate, the “Adjusted Purchase Price”). The common stock consideration price payable to KKR was issued pursuant to a Stock Issuance Agreement that was executed, on May 10, 2017 (the “Stock Issuance Agreement”), by and among us and KKR. We and KKR made customary representations, warranties and covenants in the Stock Issuance Agreement. The closing of the common stock issuance was conditioned upon and occurred simultaneous with the closing of the Acquisition. WHR EF and the Sellers made customary representations, warranties and covenants in the Acquisition Agreements. The Sellers made certain additional customary covenants, including, among others, covenants to conduct its business in the ordinary course between the execution of the Acquisition Agreements and the closing of the Acquisition and not to engage in certain kinds of transactions during that period, subject to certain exceptions. The Sellers agreed not to take certain specified actions without our consent during the time between execution of the Acquisition Agreements and the closing of the Acquisition.

An affiliate of The Carlyle Group, L.P. (“Carlyle”) agreed to purchase $435 million of Preferred Stock from WRD, which proceeds were used to fund a portion of the cash consideration for the Acquisition. The remainder of the cash consideration for the Acquisition was funded by borrowings under WRD’s revolving credit facility.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 gives effect to both the Acquisition and borrowings under WRD’s revolving credit facility to partially fund the Acquisition as if they both occurred on January 1, 2017.

Significant Divestiture of North Louisiana Assets

On March 29, 2018, the Company, through its wholly owned subsidiary, WildHorse Resources II, LLC, a Delaware limited liability company, completed the sale of certain producing and non-producing oil and natural gas properties (including the Oakfield gathering system) in Harrison, Milam, Panola, Robertson, and San Augustine Counties, Texas and Bienville, Bossier, Cado, Claiborne, De Soto, Jackson, Lincoln, Ouachita, Red River, Sabine, and Webster Parishes, Louisiana for a total net sales price of approximately $206.4 million (the “NLA Divestiture”), including $21.7 million previously received as a deposit and customary preliminary purchase price adjustments of $10.6 million primarily related to the net cash flows from the effective date to the closing date. The Company used the net proceeds to repay borrowings outstanding under its revolving credit facility. This disposition does not qualify as a discontinued operation.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 gives effect to both the NLA Divestiture and the use of the net proceeds to repay borrowings outstanding under our revolving credit facility as if they both occurred on January 1, 2017.

The unaudited pro forma condensed combined statement of operations of the Company are based on (i) the audited financial statements of the Company for the year ended December 31, 2017, as included on the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 12, 2018; (ii) the unaudited historical statement of revenues and direct operating expenses of the APC Acquisition for the three months ended March 31, 2017, as included as an exhibit to the Company’s Form 8-K filed with the SEC on July 7, 2017; (iii) the unaudited historical statement of revenues and direct operating expenses of the KKR Acquisition for the three months ended March 31, 2017, as included as an exhibit to the Company’s Form 8-K filed with the SEC on July 7, 2017; and (vi) certain pro forma adjustments reflected in the pro forma statement of operations below.

The unaudited pro forma condensed combined statement of operations does not purport to represent what the Company’s results of operations would have been had the Acquisition, NLA Divestiture, or related financing transactions actually occurred on the date indicated above, nor are they indicative of future results of operations.

The pro forma data presented reflects events directly attributable to the above described transactions and certain assumptions that the Company believes are reasonable, factually supportable and are expected to have a continuing impact on the combined results. The pro forma adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes that the pro forma assumptions provide a reasonable basis for presenting the significant effects of the transactions and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma combined statement of operations should be read in conjunction with the notes thereto and with the audited historical financial statements and related notes of the Company filed with the SEC, as well as the other unaudited historical statements of revenues and direct operating expenses filed with the SEC.

WILDHORSE RESOURCE DEVELOPMENT CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2017

(in thousands)

	WRD Historical	APC Acquisition Historical (1)	KKR Acquisition Historical (1)	Acquisition Pro Forma Adjustments		NLA Divestiture Pro Forma Adjustments		WRD Pro Forma
Revenues and other income:
Oil sales	$342,868	$16,741	$4,975	$20,441	a)	$(3,127	) g)	$381,898
Natural gas sales	59,924	1,214	122	1,141	a)	(44,944	) g)	17,457
NGL sales	22,964	1,621	238	1,654	a)	(1,037	) g)	25,440
Other income	1,431	—	—	61	a)	(1,345	) g)	147
Total operating revenues and other income	427,187	19,576	5,335	23,297		(50,453)		424,942
Operating expenses:
Lease operating expenses	39,770	6,244	622	(66	) a)	(7,481	) g)	39,089
Gathering, processing and transportation	11,897	—	—	4,515	a)	(4,882	) g)	11,530
Taxes other than income tax	24,158	1,507	334	1,108	b)	(3,129	) g)	23,978
Depreciation, depletion and amortization	168,250	—	—	12,179	c)	(31,301	) g)	149,128
General and administrative	40,663	—	—	—		1,425	g)	42,088
Exploration expense	36,911	—	—	—		(7,714	) g)	29,197
Other operating (income) expense	73	—	—	—		(73	) g)	—
Total operating expense	321,722	7,751	956	17,736		(53,155)		295,010
Income (loss) from operations	105,465	11,825	4,379	5,561		2,702		129,932
Other income (expense):
Interest expense, net	(31,934)	—	—	(1,743	) d)	7,431	d)	(26,372)
				(126	) e)
Debt extinguishment costs	11	—	—	—		—		11
Gain (loss) on derivative instruments	(55,483)	—	—	—		(4,315	) g)	(59,798)
North Louisiana settlement	(7,000)	—	—	—		—		(7,000)
Other income (expense)	(3)	—	—	—		75	g)	72
Total other income (expense)	(94,409)	—	—	(1,869)		3,191		(93,087)
Income (loss) before income taxes	11,056	11,825	4,379	3,692		5,893		36,845
Income tax benefit (expense)	38,824	—	—	(7,061	) f)	(13,266	) h)	18,497
Net income (loss) available to WildHorse Resources	49,880	11,825	4,379	(3,369)		(7,373)		55,342
Preferred stock dividends	13,146	—	—	—		—		13,146
Undistributed earnings allocated to participating securities	5,612	—	—	—		834	i)	6,446
Net income (loss) available to common shareholders	$31,122	$11,825	$4,379	$(3,369)		$(8,207)		$35,750

Earnings per common share:
Basic	$0.32							$0.37
Diluted	$0.32							$0.37
Weighted-average common shares outstanding:
Basic	96,324							96,324
Diluted	96,324							96,324

(1)       Represents the three months ended March 31, 2017.

The accompanying notes are an integral part of the unaudited pro forma condensed combined statement of operations.

WILDHORSE RESOURCE DEVELOPMENT CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Note 1. Basis of Pro Forma Presentation

Significant Consummated Eagle Ford Acquisition

On May 10, 2017, we, through our wholly owned subsidiary, WHR Eagle Ford LLC (“WHR EF”), entered into a Purchase and Sale Agreement (the “First Acquisition Agreement”) by and among WHR EF, as purchaser, and Anadarko E&P Onshore LLC (“APC”), Admiral A Holding L.P., TE Admiral A Holding L.P. and Aurora C-I Holding L.P. (collectively, “KKR” and, together with APC, the “First Sellers”), as sellers, to acquire certain acreage and associated production in Burleson, Brazos, Lee, Milam, Robertson, and Washington Counties, Texas (the “Purchase”). Also on May 10, 2017, WHR EF entered into a Purchase and Sale Agreement (together, with the First Acquisition Agreement, the “Acquisition Agreements”), by and among WHR EF, as purchaser, and APC and Anadarko Energy Services Company (together, with APC, the “APC Subs” and together, with the First Sellers, the “Sellers”), as sellers, to acquire certain acreage and associated production in Burleson, Brazos, Lee, Milam, Robertson, and Washington Counties, Texas (together, with the Purchase, the “Acquisition”).

Pursuant to the Acquisition Agreements, on June 30, 2017, we acquired oil and gas working interests covering approximately 111,000 aggregate net acres and the associated production therefrom. The aggregate purchase price for the assets, as described in the Acquisition Agreements, subject to customary adjustments as provided in the Acquisition Agreements, consisted of an aggregate of approximately $533.6 million of cash to the APC Subs and approximately 5.5 million shares of our common stock valued at approximately $60.8 million to KKR (in the aggregate, the “Adjusted Purchase Price”). The common stock consideration price payable to KKR was issued pursuant to a Stock Issuance Agreement that was executed, on May 10, 2017 (the “Stock Issuance Agreement”), by and among us and KKR. We and KKR made customary representations, warranties and covenants in the Stock Issuance Agreement. The closing of the common stock issuance was conditioned upon and occurred simultaneous with the closing of the Acquisition. WHR EF and the Sellers made customary representations, warranties and covenants in the Acquisition Agreements. The Sellers made certain additional customary covenants, including, among others, covenants to conduct its business in the ordinary course between the execution of the Acquisition Agreements and the closing of the Acquisition and not to engage in certain kinds of transactions during that period, subject to certain exceptions. The Sellers agreed not to take certain specified actions without our consent during the time between execution of the Acquisition Agreements and the closing of the Acquisition.

An affiliate of The Carlyle Group, L.P. (“Carlyle”) agreed to purchase $435 million of Preferred Stock from WRD, which proceeds were used to fund a portion of the cash consideration for the Acquisition. The remainder of the cash consideration for the Acquisition was funded by borrowings under WRD’s revolving credit facility.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 gives effect to both the Acquisition and borrowings under WRD’s revolving credit facility to partially fund the Acquisition as if they both occurred on January 1, 2017.

Significant Divestiture of North Louisiana Assets

On March 29, 2018, the Company, through its wholly owned subsidiary, WildHorse Resources II, LLC, a Delaware limited liability company, completed the sale of certain producing and non-producing oil and natural gas properties (including the Oakfield gathering system) in Harrison, Milam, Panola, Robertson, and San Augustine Counties, Texas and Bienville, Bossier, Cado, Claiborne, De Soto, Jackson, Lincoln, Ouachita, Red River, Sabine, and Webster Parishes, Louisiana for a total net sales price of approximately $206.4 million (the “NLA Divestiture”), including $21.7 million previously received as a deposit and customary preliminary purchase price adjustments of $10.6 million primarily related to the net cash flows from the effective date to the closing date. The Company used the net proceeds to repay borrowings outstanding under its revolving credit facility. This disposition does not qualify as a discontinued operation.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 gives effect to both the NLA Divestiture and the use of the net proceeds to repay borrowings outstanding under our revolving credit facility as if they both occurred on January 1, 2017.

The unaudited pro forma condensed combined statement of operations does not purport to represent what the Company’s results of operations would have been had the Acquisition, NLA Divestiture or related financing transactions actually occurred on the date indicated above, nor are they indicative of future results of operations.

WILDHORSE RESOURCE DEVELOPMENT CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

The pro forma data presented reflects events directly attributable to the above described transactions and certain assumptions that the Company believes are reasonable, factually supportable and are expected to have a continuing impact on the combined results. The pro forma adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes that the pro forma assumptions provide a reasonable basis for presenting the significant effects of the transactions and that the pro forma adjustments that are described in Note 2 below give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma combined statement of operations should be read in conjunction with the notes thereto and with the audited historical financial statements and related notes of the Company filed with the SEC, as well as the other unaudited historical statements of revenues and direct operating expenses filed with the SEC.

Note 2. Pro Forma Adjustments and Assumptions

The following pro forma adjustments have been applied to the Company’s historical consolidated financial statements to depict the Company’s consolidated statement of operations as if the Acquisition, NLA Divestiture and related financing transactions had occurred on January 1, 2017.  No further pro forma balance sheet information is required, since the Acquisition is fully reflected in the Company’s historical balance sheet and the pro forma balance sheet related to the NLA Divestiture was previously filed with the SEC within four business days of the completion of the transaction. The pro forma adjustments are based on currently available information and assumptions that management believes to be appropriate in the circumstances.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed combined statement of operations for year ended December 31, 2017:

a.              Pro forma adjustment to reflect operating revenues and other income, lease operating expenses, and gathering, processing and transportation expenses not reflected in the historical financial statements. Also includes an adjustment to reclassify gathering, processing and transportation from lease operating expenses to conform to our presentation.

b.              Pro forma adjustment to reflect production and other taxes that are not reflected in the historical financial statements.

c.               Pro forma adjustment to reflect the depletion and depreciation on property, plant and equipment and the accretion expense on asset retirement obligations.

d.              Pro forma adjustment to reflect incremental interest expense not reflected in the historical financial statements on $101.0 million of borrowings under our revolving credit facility used to partially fund the Acquisition.  Pro forma interest expense was based on a weighted-average interest rate of 3.48% for the six months ended June 30, 2017.

Pro forma adjustment to reflect the elimination of interest expense on $206.4 million of borrowings under our revolving credit facility repaid with the NLA Divesture net proceeds.  Pro forma interest expense was based on a weighted-average interest rate of 3.60% for the year ended December 31, 2017.

The table below represents the effects of a one-eighth percentage point change in the interest rate on the pro forma interest associated with these additional or repaid borrowings (dollars in thousands):

	Interest Rate	Pro Forma Interest

For the Six Months Ended June 30, 2017:
Weighted-average interest rate	3.480%	$1,743
Weighted-average interest rate - increase 0.125%	3.605%	$1,806
Weighted-average interest rate - decrease 0.125%	3.355%	$1,681

For the Year Ended December 31, 2017:
Weighted-average interest rate	3.600%	$7,431
Weighted-average interest rate - increase 0.125%	3.725%	$7,689
Weighted-average interest rate - decrease 0.125%	3.475%	$7,173

e.               Pro forma adjustment to reflect the amortization of deferred financing costs as if the borrowing costs associated with the Acquisition were incurred on January 1, 2017.

WILDHORSE RESOURCE DEVELOPMENT CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

f.                Pro forma adjustment to reflect the estimated income tax effects of the Acquisition. We are using a combined statutory rate of 35.49% for both federal taxes and the Texas Margins Tax.

g.               Pro forma adjustment to reflect the removal of operating revenues and other income, operating expenses (including $1.4 million of COPAS overhead for drilling and producing wells) and gain on derivative instruments related to the NLA Divestiture.

h.              Pro forma adjustment to reflect the removal of a $10.9 million deferred tax benefit resulting from the Tax Act and $2.4 million tax benefit associated with the pro forma pre-tax loss.

i.                  Pro forma adjustment to reflect an increase in undistributed earnings allocated to participating securities.